EXHIBIT 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-116567, No. 333-136264, No. 333-146761, No. 333-218899 and No. 333-230297) of Ctrip.com International, Ltd. of our report dated March 15, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP
Shanghai, People’s Republic of China
March 15, 2019